UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2021

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203)825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of General Counsel

On December 10, 2021, the Board of Directors (the “Board”) of FuelCell Energy, Inc. (the “Company”) appointed Joshua Dolger, the Company’s Interim General Counsel and Corporate Secretary, to serve as the Company’s Executive Vice President and General Counsel. Mr. Dolger will also continue to serve as the Company’s Corporate Secretary.

Mr. Dolger, age 47, has served as the Company’s Interim General Counsel and Corporate Secretary since June 25, 2021 and previously served as the Company’s Senior Counsel from May 17, 2021 to June 25, 2021. Prior to joining the Company, from 2007 through March 2021, Mr. Dolger held a variety of legal positions of increasing responsibility at Terex Corporation, a public company and a global manufacturer of aerial work platforms and materials processing machinery, including Assistant General Counsel from January 2016 to March 2021. At Terex Corporation, Mr. Dolger had responsibility for a variety of legal work, including Securities and Exchange Commission filings, mergers and acquisitions, corporate governance, commercial contract drafting and negotiation, and implementation of the company’s multi-year strategic supply chain initiative. Prior to joining Terex Corporation, Mr. Dolger was a senior corporate attorney at Pullman & Comley, LLC. Mr. Dolger received a Juris Doctor from Pace University School of Law and a Bachelor of Arts degree from the State University of New York at Albany and is a member of the State Bar in both Connecticut and New York.

In connection with his appointment as the Company’s General Counsel, Mr. Dolger was granted a one-time award of 50,565 restricted stock units under the Company’s Second Amended and Restated 2018 Omnibus Incentive Plan (the “2018 Omnibus Incentive Plan”) that will vest on June 25, 2024 and a one-time cash award in the amount of $50,000.

2022 Long Term Incentive Plan and Awards

On December 10, 2021, the Board approved a 2022 Long Term Incentive Plan (the “2022 LTI Plan”) as a sub-plan consisting of awards made under the Company’s 2018 Omnibus Incentive Plan. The participants in the 2022 LTI Plan are members of senior management and include the Company’s named executive officers (“NEOs”).

The 2022 LTI Plan consists of two award components: (1) relative total shareholder return (“TSR”) performance shares and (2) time-vesting restricted stock units.

The TSR performance shares granted in fiscal year 2022 will be earned over the three-year performance period ending on October 31, 2024, but will remain subject to a continued service-based vesting requirement until the third anniversary of the date of grant. The performance measure for the relative TSR performance shares is the TSR of the Company relative to the TSR of the Russell 2000 from November 1, 2021 through October 31, 2024. For purposes of calculating TSR, the Company’s stock price will be measured using the average closing price over the 20 consecutive trading days preceding the measurement date.

The time-vesting restricted stock units granted in fiscal year 2022 will vest at a rate of one-third (1/3) of the total number of restricted stock units on each of the first three anniversaries of the date of grant.

None of the awards granted as part of the 2022 LTI Plan include any dividend equivalent or other stockholder rights. To the extent the awards are earned, they may be settled in shares or cash of an equivalent value.

The Form of Relative TSR Performance Share Award Agreement used for the TSR performance shares was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated November 27, 2020 and the Form of Restricted Stock Unit Award Agreement (U.S. Employees) used for the time-vesting restricted stock units was previously filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K dated April 6, 2018.

The target award values under the 2022 LTI Plan for the NEOs are as follows:

Named Executive Officer	Target 2022 LTI Plan Award
Jason Few President, Chief Executive Officer and Chief Commercial Officer	$1,150,000
Michael S. Bishop Executive Vice President, Chief Financial Officer and Treasurer	$360,000
Michael J. Lisowski Executive Vice President and Chief Operating Officer	$360,000
Anthony J. Leo Executive Vice President and Chief Technology Officer	$260,000

In addition, the target award value under the 2022 LTI Plan for Joshua Dolger, the Company’s Executive Vice President, General Counsel and Corporate Secretary, is $260,000.

The target number of performance shares and the number of time-vesting restricted stock units granted as of December 10, 2021 were determined by dividing one-half of the target 2022 LTI Plan award by the average price of the Company’s common stock over the 20 consecutive trading days preceding the grant date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: December 16, 2021	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer and Treasurer